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                                                                EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                              SSC ACQUISITION CORP.

                           - A Delaware Corporation -

            FIRST: Name. The name of the Corporation is SSC Acquisition Corp. (hereinafter referred to as the "Corporation").

            SECOND: Registered Office and Registered Agent. The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation shall possess and may exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware or by any other law or this Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation set forth in the preceding sentence hereof.

            FOURTH: Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of common stock, par value $1.00 per share.

            FIFTH: Incorporator. The name and mailing address of the sole incorporator of the Corporation are Sandra J. Mitchell, c/o Richards & O'Neil, 885 Third Avenue, New York, New York 10022-4873.

            SIXTH: Management of the Affairs of the Corporation. The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

                  (1) The election of directors may be conducted in any manner provided in the By-laws of the Corporation, and need not be by written ballot.

                  (2) The Board of Directors shall have the power to make,
            adopt, alter, amend or repeal the By-laws of the Corporation.

            SEVENTH: Reorganization. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this


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corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.]

            EIGHTH: Liability of Directors. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall automatically be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of the provisions of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article EIGHTH at the time of such repeal or modification.

            THE UNDERSIGNED, being the sole incorporator of the Corporation, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby sign this Certificate of Incorporation this 22nd day of November, 1996.

                                       INCORPORATOR:


                                       /s/ Sandra J. Mitchell
                                       ----------------------
                                       Sandra J. Mitchell


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                            BEFORE PAYMENT OF CAPITAL
                                       OF
                         DARTFORD SSC ACQUISITION CORP.

            DARTFORD SSC ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            1. That Article FIRST of the Certificate of Incorporation be amended to read as follows:

               "FIRST: The name of the Corporation is MBW Acquisition Corp.
            (hereinafter referred to as the "Corporation")."

            2. That the corporation has not received any payment for any of its stock.

            3. That the amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said Dartford SSC Acquisition Corp. has caused this certificate to be signed by its sole incorporator this 25th day of November, 1996.

                                       DARTFORD SSC ACQUISITION CORP.


                                       By: /s/ Sandra J. Mitchell
                                           ----------------------
                                           Sandra J. Mitchell
                                           Sole Incorporator


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                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                                 MBW FOODS INC.

               (Under Section 241 of the General Corporation Law)


            It is hereby certified that:

            1. The name of the corporation is MBW Foods Inc. (hereinafter referred to as the "Corporation").

            2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof relating to the Capital Stock of the Corporation and by substituting in lieu of said Article the following new
Article:

                  "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of common stock, par value $.01 per share."

            3. The Corporation has not received any payment for any of its stock.

            4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James B. Ardrey, its Executive Vice President, this 23rd day of December, 1996.

                        MBW FOODS INC.


                        By: /s/ James B. Ardrey
                            -------------------
                            James B. Ardrey, Executive Vice President

Attest:



 /s/ Craigh Leonard
 ------------------
Craigh Leonard, Assistant Secretary